Certificate No.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE
SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                                     WARRANT

                      (Void after 5:00 p.m., Mountain Time on March 17, 2004, or earlier as provided below)

         This certifies that, for value received, William B. Derrickson ("Derrickson"), or registered assigns (collectively, the "Holder"), is entitled at any time before 5:00 p.m., on March 17, 2004 (the "Expiration Date") to purchase from Crown Energy Corporation, a Utah corporation (the "Company"), twenty thousand (20,000) shares of the Common Stock of the Company (the "Warrant Shares") at a price of Seventy-Five Cents ($.75) per share (such price, as adjusted from time to time pursuant to Section 6, is hereafter referred to as the "Exercise Price"). The number of Warrant Shares to be received upon the exercise of this Warrant and the Exercise Price may be adjusted from time-to-time as hereinafter set forth.

         1. Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time after March 17, 1997, but not later than 5:00 p.m., Mountain Time, on March 17, 2004, by presentation and surrender of this Warrant certificate (the "Warrant Certificate") to the Company at its principal office (or at the office of its stock transfer agent, if any), with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price in cash or by check, payable to the order of the Company, together with all taxes applicable upon such exercise. Upon receipt by the Company of this Warrant Certificate at its office (or at the office of its stock transfer agent, if any) in proper form for exercise and accompanied by payment as herein provided, the Company shall promptly issue and cause to be delivered to the Holder a certificate, issued in the name of the Holder, for the full number of Warrant Shares so purchased, together with cash in respect of any fractional shares, calculated as provided in Section 3 below. Upon proper exercise of this Warrant, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder.

         2. Reservation of Shares. The Company hereby covenants and agrees that, at all times during the period this Warrant is outstanding, it will reserve for issuance and delivery upon exercise of this Warrant such number of shares of its Common Stock (and/or other securities) as shall be required for issuance and delivery upon exercise of this Warrant. The number of shares of Common Stock that the Company shall initially reserve for issuance hereunder shall be 20,000 shares. If it becomes necessary at any time to increase the number of reserved shares for this purpose, the Board of Directors of the Company shall promptly increase the number of authorized and/or reserved shares to a number sufficient to provide for the number of shares that may be at that time issuable to the Holder as described above. If it is necessary to increase the number of authorized shares for this purpose, the Board of Directors will use its best efforts to obtain any required approval of this increase by the shareholders.

         3. Fractional Shares. No fractional shares or stock representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay to the Holder cash equal to the product of such fraction multiplied by the then current fair market value of one share of Common Stock, computed to the nearest whole cent. The then current fair market value of such shares shall be as determined in good faith by the Board of Directors of the Company.

         4.       Transfer, Exchange, Assignment, or Loss of Warrant.

                  (a) This Warrant and the Warrant Shares may be assigned or transferred only to an affiliate of the Holder. Any purported transfer or assignment made other than in accordance with this paragraph 4(a) shall be null and void and of no force and effect.

                  (b) Any assignment permitted hereunder may be in whole or in part and shall be made by surrender of this Warrant Certificate to the Company at its principal office with the Assignment Form annexed hereto duly executed, together with funds sufficient to pay any transfer tax. In such event the Company shall, without charge, execute and deliver a new Warrant Certificate in the name of the assignee named in such Assignment Form and this Warrant Certificate shall promptly be cancelled (and a new Warrant Certificate issued to the Holder if the assignment is in part).

                  (c) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant Certificate, and, in the case of loss, theft, or destruction, upon reasonably satisfactory indemnification, and, in the case of
         mutilation,   upon   surrender   and   cancellation   of  this  Warrant
         Certificate,  the  Company  will  execute  and  deliver  a new  Warrant
         Certificate of like tenor and date, and any such lost, stolen, destroyed, or mutilated Warrant Certificate shall thereupon become void. Any such new Warrant Certificate executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant Certificate that was so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         5. Rights of the Holder. The Holder shall not, by virtue of ownership of this Warrant, be entitled to any rights as a shareholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         6. Adjustments. The Exercise Price and the number of shares of Common Stock issuable upon the exercise of the Warrant shall be subject to adjustment from time-to-time as follows:

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

                  (a) Recapitalization. In the event the Company should at any time or from time to time while this Warrant remains in force, effect a recapitalization of such character that the securities covered hereby shall be changed into or become exchangeable for a larger or smaller number of such securities, then thereafter, the number of securities of the Company which the Holder of this Warrant shall be entitled to purchase hereunder, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of the Company, by reason of such recapitalization, and the Exercise Price hereunder, per share, shall in the case of an increase in the number of shares be proportionally reduced, and in the case of a decrease in the number of shares, be proportionally increased.

                  (b) Asset Distributions. In the event the Company shall at any time prior to the exercise of this Warrant make any distribution of its assets to holders of its Common Stock by liquidating or partial liquidating dividend or by way of return of capital, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of Utah, then the Holder of this Warrant who exercises the same after the date of record for the determination of those holders of Common Stock entitled to receive such distribution of assets, shall be entitled to receive for the Exercise Price, in addition to each share, the amount of such assets (or at the option of the Company a sum equal to the value thereof at the time of such distribution to holders of Common Stock as such value is determined by the Board of Directors of the Company in good faith) which would have been payable to such Holder had it been the holder of record of the Warrant Shares on the record date for the determination of those entitled to such distribution.

                  (c) Merger, Consolidation, Etc. In case of any consolidation or merger of the Company with or into another company or the conveyance of all or substantially all of the assets of the Company to another company, this Warrant shall thereafter be exercisable into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company issuable upon exercise of the Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder of the Warrant to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

         7.       Registration Rights.

                  (a) Demand Registration. The Company hereby agrees that any time prior to the Expiration Date, that upon written receipt of a demand for registration in the form of a written request from the Holder of this Warrant or a majority of the Warrant Shares, it will prepare and file under the Securities Act of 1933, as amended (the
         "Act"), a registration statement on Form S-8 (if counsel for the Company should reasonably determine that such shares are eligible for inclusion on such Form) to register the Warrant Shares and will use its

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

         reasonable business efforts to cause such registration statement or notification to become effective at the earliest practicable date and to remain effective for a reasonable period of time. The Company will bear the costs of such registration statement, including, but not limited to, counsel fees of the Company and disbursements, accountants' fees and printing costs, if any, but excluding the fees of counsel and others hired by the Holder. The foregoing demand registration right by the Holder at the expense of the Company shall be on a one-time request basis only.

                  (b) Piggy-back Registration. If at any time prior to the Expiration Date the Company or any successor proposes to file a registration statement under the Act relating to a public offering of its equity securities under the Act (whether for its own benefit or for the holders of any of its equity securities or otherwise), it shall offer, upon 30 days written notice to the Holder of this Warrant or the holders of the underlying securities, to include and shall include, at the Holder's option(s) all or any portion of this Warrant and the securities underlying this Warrant in such registration statement at the expense of the Company.

                  (c) Volume Limitation. In the event that an underwriter selected by the Company to effect a registration pursuant to which the Holder of the Warrant or the Warrant Shares would be entitled to registration rights pursuant to subsection 7(b) of this Section 7 should reasonably advise the Company that all of the Warrant Shares which the Holder desires to include within such registration may not be included due to marketing factors, the Company shall be entitled, upon written notice to the Holder, to exclude such number of Warrant Shares from such registration statement as its underwriter shall reasonably advise and the Holder of the Warrant or Warrant Shares shall be entitled to subsequently register such excluded shares pursuant to the provisions of subsections 7(a) or 7(b) in a subsequent offering according to the provisions of such subsections.

                  (d) Exchange of Information; Indemnification. In the event that the Holder of the Warrant or Warrant Shares shall elect to exercise its rights under subsections 7(a) or 7(b) of this Warrant, such Holder agrees to provide all information reasonably requested by the Company (in the event no underwriter is used with regard such registration) or by any underwriter conducting such registration or by any underwriter which the Company has engaged to conduct the registration.

                           (1) In addition,  in  connection  with the  foregoing
                  registration, to the extent permitted by law, the Company will indemnify the Holder, each of its officers, directors, partners, shareholders or any such person controlling such Holder or such Holder's successors or heirs (collectively, the "Indemnified Person(s)"), from and against any and all losses, damages, claims, liabilities, reasonable costs and expenses (including any amounts paid in any settlement effected with the Company's consent) to which the Holder or such other Indemnified Persons may become subject under the Act, State securities or blue sky laws, common law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses which arise out of or are based upon (i) any untrue statement, or alleged

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

                  untrue statement, of any material fact contained in the registration statement or the prospectus included therein, as amended or supplemented or, (ii) the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and the Company will reimburse the Holder, or other Indemnified Persons, promptly upon demand for any legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against such loss, damage, claim, liability, action or proceeding; provided that the Company will not be liable in any case for amounts paid as part of the settlement of any claim, loss, damage, liability or action if such settlement is effected without the reasonable consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to the extent any such claim, loss, damage, liability, or expense arises out of, or is based upon any untrue statement, or alleged untrue statement, omission, or alleged omission, contained within written information furnished to the Company or its underwriter by such Holder or any Indemnified Person to be used within such registration statement.

                           (2) In addition,  in  connection  with the  foregoing
                  registration, to the extent permitted by law, the Holder will indemnify the Company, each of its officers, directors, shareholders, underwriters, any such person controlling the Company (collectively, the "Company Indemnified Person(s)"), from and against any and all losses, damages, claims, liabilities, reasonable costs and expenses (including any amounts paid in any settlement effected with the Holder's consent) to which the Company or such other Company Indemnified Person may become subject under the Act, State securities or blue sky laws, common law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof, costs or expenses arise out of or are based upon (i) any untrue statement, or alleged untrue statement, of any material fact contained in the registration statement or the prospectus included therein, as amended or supplemented or, (ii) the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, contained within the written information furnished to the Company or any Company Indemnified Person by the Holder or any Indemnified Person to be used within such registration statement, and the Holder will reimburse the Company, or other Company Indemnified Persons, promptly upon demand for any legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against such loss, damage, claim, liability, action or proceeding.

         8. No Impairment. The Company will not, by amendment of its articles of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder of the Warrant against impairment.

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

         9. Notices Generally. Notices and other communications to be given to the Holder of the Warrant evidenced by this Warrant Certificate shall be delivered by hand or mailed, postage prepaid, to William B. Derrickson,
Attention: Louis Lozeau, Esq., Warner, Fox, Wackeen, Dungey, Seeley, Sweet & Wright, 1100 South Federal Highway, Post Office Drawer No. 6, Stuart, Florida 34995-0006 or such other address as the Holder shall have designated by written notice to the Company as provided herein. Notices or other communications to the Company shall be delivered by hand or mailed, postage prepaid, to the Company at 215 South State Street, Suite 650, Salt Lake City, Utah 84111, Attention: Jay Mealey, or such other address as the Company shall have designated by written notice to such registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail, postage prepaid, as herein provided.

         10. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed wholly within such State.

         11. Amendments; Waivers; Termination; Headings. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for convenience of reference only and are not part of this Warrant.

         IN WITNESS WHEREOF, the Company has executed this Warrant Certificate as of the 17th day of March, 1997.

                            CROWN ENERGY CORPORATION



                                                     By:/s/ Jay Mealey
                                                        ----------------------
                              Jay Mealey, President



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


                                  PURCHASE FORM


         The undersigned hereby elects to exercise the Warrant represented by the attached Warrant Certificate to the extent of purchasing ______________________________ (__________) shares of the Common Stock of Crown
Energy Corporation, a Utah corporation (the "Company"), and herewith presents to the Company cash or a check in the amount of ________________________________________________________ ($__________) in
payment of the Exercise Price thereof.



                                 -----------------------------------------------
                                 Name of Holder (please print)



                                 By:____________________________________________
                                      Signature of Authorized Representative



                                 -----------------------------------------------
                                 Name of Authorized Representative
                                 (please print)



                                 -----------------------------------------------
                                 Date



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